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                                                                    EXHIBIT (21)

                               THE ROWE COMPANIES
                          AND WHOLLY-OWNED SUBSIDIARIES

                              LIST OF SUBSIDIARIES

The Company has five wholly-owned subsidiaries:

     (1)  Rowe Furniture, Inc., a Virginia Corporation
     (2)  Rowe Properties, Inc., a California Corporation
     (3) Rowe Furniture Wood Products, Inc., a California Corporation (formerly The Wexford Collection, Inc.)
     (4)  Rowe Diversified, Inc., a Delaware Corporation
     (5)  Storehouse, Inc., a Georgia Corporation